Exhibit 99.2

INmune Bio Announces FDA Alignment on Integrated Phase 2b/3 Registration Pathway for XPro1595 in Early Alzheimer’s Disease

Agency Feedback Provides Regulatory Clarity on Enrichment Strategy and Confirms CDR-SB as Sole Primary Endpoint for Registrational Development

Boca Raton, FL, Feb. 12, 2026 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (“INmune Bio” or the “Company”), a late-stage biotechnology company focused on inflammation and immunology, today announced that it received the official minutes from its End-of-Phase 2 (Type B) meeting with the U.S. Food and Drug Administration (FDA).  The minutes confirm regulatory alignment on the Company’s proposed integrated Phase 2b/3 clinical development strategy for XPro1595 in early Alzheimer’s Disease (AD).

“The outcome of the End-of-Phase 2 interaction is an important inflection point for XPro1595,” said CJ Barnum, PhD, Vice President of Neuroscience at INmune Bio. “The FDA’s feedback on our enrichment-led design, primary endpoint, and integrated Phase 2b/3 structure validates our scientific and clinical strategy and provides a clearly defined regulatory path to advancing XPro1595 into a registration-intent program in early Alzheimer’s disease.”

The FDA’s feedback was consistent with the Company’s precision medicine approach, which utilizes an enrichment-led trial design to identify patients whose inflammatory biomarker profiles are mechanistically linked to soluble TNF signaling, the biological target of XPro1595. The Agency’s review was informed by the Company’s Phase 2 clinical data package, including cognitive and biomarker analyses in the enriched population.

Key Highlights of FDA Alignment:

●	Integrated Phase 2b/3 Framework: The FDA indicated no objection to the Company’s proposed integrated Phase 2b/3 design under a single master protocol. The Phase 2b portion will enroll approximately 300 participants over a nine-month evaluation period designed to validate key efficacy and biomarker assumptions before expansion into the Phase 3 registration segment. The full program is expected to enroll approximately 1,000 participants, with the Phase 3 portion evaluating XPro1595 over 18 months.

●	CDR-SB as Sole Primary Endpoint: The FDA raised no objection to the use of Clinical Dementia Rating Scale-Sum of Boxes (CDR-SB) as the sole primary efficacy endpoint for the Phase 3 portion of the study. CDR-SB is the primary endpoint used in recently approved Alzheimer’s disease therapies.

●	Biomarker-Driven Enrichment Strategy Supported: The FDA raised no objection to the Company’s inflammation-based enrichment strategy, which will enroll patients defined by two or more biomarkers associated with peripheral inflammation and immune-mediated disease risk (hsCRP, ESR, HbA1c, APOE4), which are mechanistically linked to soluble TNF signaling. This approach is designed to align patient biology with XPro1595’s selective soluble TNF mechanism of action and supports a precision medicine development strategy.

●	Exploratory Cohort: At the FDA’s recommendation, the trial will include an exploratory cohort (approximately 20% of enrollment) of non-enriched early Alzheimer’s Disease patients to assess the broader effect of XPro1595. This cohort is not required to be independently powered, and in the absence of a treatment signal at month 9, it would not be required to continue into the Phase 3 segment.

The Phase 2b portion of the study includes a nine-month evaluation period designed to establish the clinical evidence base for Phase 3. The Phase 2b assessment will be informed by the Early Mild Alzheimer’s Cognitive Composite (EMACC), a cognitive measure, and plasma p-tau-217, a marker of neurodegeneration. These endpoints were selected for their demonstrated sensitivity to early changes over shorter treatment periods. CDR-SB is the sole primary efficacy endpoint for Phase 3, consistent with its established role as a global functional outcome measure in registrational Alzheimer’s programs. Final powering assumptions and statistical analyses will be specified in the study protocol, which will be submitted for FDA review.

“Our Phase 2 MINDFuL trial provided important insights into cognitive and biomarker measures in the enriched population,” said Dr. Barnum. “These findings informed the statistical assumptions and powering strategy for the Phase 3 portion of the program.   We are encouraged that the FDA raised no objections to the use of CDR-SB as the sole primary endpoint for the Phase 3 segment of the proposed study, which is intended to support a registrational-directed program.”

“Our End-of-Phase 2 interaction with the FDA reflects alignment between our proposed development strategy and the Agency’s expectations for late-stage Alzheimer’s programs,” said David Moss, Chief Executive Officer of INmune Bio. “XPro1595 represents a differentiated approach to Alzheimer’s disease, based on precision patient selection and selective immune modulation, with a favorable safety profile that included zero cases of ARIA in our Phase 2 study. We appreciate and thank the FDA for its constructive engagement and look forward to advancing XPro1595 in a registration-directed program.”

INmune Bio is incorporating the FDA’s feedback into the final Phase 2b/3 protocol and anticipates submitting the protocol to the Agency for review. The Company will provide additional updates on timelines as the protocol is finalized.

About XPro™

XPro™ is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ could have potential substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of INmune Bio’s website.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), late-stage clinical biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has three product platforms: (1) CORDStrom™, a proprietary pooled, allogeneic, human umbilical cord-derived mesenchymal Stromal/Stem cell (hucMSCs) platform that recently completed a blinded randomized trial in recessive dystrophic epidermolysis bullosa; (2) XPro™, a Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform designed to selectively neutralize soluble TNF, a key driver of inflammation and innate immune dysfunction; and (3) INKmune®, a cell-based medicine designed to prime a patient’s natural killer cells to eliminate minimal residual disease in patients with cancer. To learn more, please visit www.inmunebio.com.

Forward-Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release related to the development or commercialization of product candidates and other business and financial matters, including without limitation, trial results and data, including trial results, timing of key milestones, future plans or expectations, and the prospects for receiving regulatory approval or commercializing or selling any product or drug candidates, including statements regarding FDA feedback or the design of future clinical trials, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  FDA feedback, including statements that the Agency has no objection to aspects of a proposed trial design, does not constitute approval or an agreement that such design will be sufficient to support regulatory approval. Any forward-looking statements contained herein are based on current expectations but are subject to several risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements because of these risks and uncertainties. CORDstrom™, XPro1595™ (XPro™, pegipanermin), and INKmune®™ have either finished clinical trials, are still in clinical trials or are preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA), the UK MHRA or any regulatory body and there cannot be any assurance that they will be approved by the FDA, the UK MHRA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contacts:

David Moss
Chief Executive Officer
(561) 710-0512

info@inmunebio.com

Daniel Carlson
Head of Investor Relations
(415) 509-4590

dcarlson@inmunebio.com

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